UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 27, 2025

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2025, as part of consolidating its internal operations, Crown Crafts, Inc. (the “Company”) notified Donna E. Sheridan, President and Chief Executive Officer of NoJo Baby & Kids, Inc., a subsidiary of the Company ("NoJo"), and a named executive officer of the Company, that: (i) she is terminated from her positions as NoJo’s President and Chief Executive Officer effective October 27, 2025: and (ii) her employment with NoJo is terminated effective November 30, 2025.

For purposes of Ms. Sheridan’s Employment Agreement with NoJo, dated as of January 18, 2019 (the “Employment Agreement”), the termination of her employment by NoJo constitutes a termination without cause, and Ms. Sheridan is entitled to receive from NoJo the benefits set forth in the Employment Agreement in connection with such termination. A description of these benefits is set forth in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on June 27, 2025, under the sections “Executive Compensation – Compensation Discussion and Analysis – Employment, Severance and Compensation Arrangements – Donna E. Sheridan” and “Executive Compensation – Potential Payments Upon Termination or Change in Control” and is incorporated in this Item 5.02 by reference.

The Company thanks Ms. Sheridan for her past services and contributions to NoJo and wishes her the best in her future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: October 31, 2025	/s/ Claire K. Spencer
Claire K. Spencer
Vice President and Chief Financial Officer